Duke REALTY

News Release

FOR IMMEDIATE RELEASE

DUKE REALTY REPORTS SECOND QUARTER 2018 RESULTS

In-Service Occupancy Increased to 97.4 percent

$393 Million of Development Starts

22.1 percent Growth in Rents on Leasing Activity

Earnings Guidance Increased

(INDIANAPOLIS, July 25, 2018) – Duke Realty Corporation (NYSE: DRE), the largest domestic only, industrial REIT today reported results for the second quarter 2018.

Jim Connor, Chairman and Chief Executive Officer said, "Our leasing activity has continued at a very strong pace, well ahead of a year ago, which is impressive given our already high occupancy levels. In particular, we have continued to lease up our speculative developments much faster than originally anticipated. During the quarter, we executed 7.8 million square feet of total leases, which included a 20-year lease of a 1.0 million square foot speculative property in Pennsylvania to a major logistics company just before it was placed in service. New and renewal leases executed during the quarter resulted in rent growth of 9.2 percent on a cash basis and 22.1 percent growth in annualized net effective rents.

Growth in same-property net operating income was 3.9 percent for the quarter, an improvement from the 3.4 percent growth during the first quarter, and was the result of continued rental rate growth."

Mark Denien, Executive Vice President and Chief Financial Officer, stated, "While maintaining a measured and prudent re-investment strategy, our deployment of the proceeds from the 2017 sale of our medical office properties has moved quicker than anticipated. Additionally, we continue to maintain significant capacity for additional investment with $146 million of cash held in escrow to be applied toward future investments, $86 million in cash, $277 million in interest-bearing notes receivable that will mature at various points through January 2020, and no outstanding borrowings on our line of credit."

Quarterly Highlights

- A complete reconciliation, in dollars and per share amounts, of net income to funds from operations ("FFO"), as defined by NAREIT, as well as to Core FFO, is included in the financial tables included in this release.
- Net income was $0.54 per diluted share, or $196 million, for the second quarter of 2018, compared to $3.38 per diluted share for the second quarter of 2017. The decrease to net income per diluted share was due to the significant gains recognized from the sale of the majority of the company's medical office properties during the second quarter of 2017.
- FFO, as defined by NAREIT, was $0.33 per diluted share, or $121 million, for the second quarter of 2018, compared to $0.36 per diluted share for the second quarter of 2017. FFO per diluted share, as defined by NAREIT, decreased due to the fact that the second quarter of 2017 included $20 million of promote income, which was partially offset by $10 million in debt extinguishment costs.
- Core FFO was $0.33 per diluted share, or $121 million, for the second quarter of 2018, compared to $0.32 per diluted share for the second quarter of 2017. The increase in Core FFO per diluted share from the second quarter of 2017 was mainly the result of lower interest expense, due to using a portion of the proceeds from the medical office sales to reduce leverage, as well as from re-investing a portion of such proceeds into new industrial properties and overall improved operations. This increase to Core FFO was partially offset by the fact that the second quarter of 2017 included a significant amount of pre-sale operations from the company's medical office properties.
- Operating performance within the company's industrial portfolio:
  - Total stabilized occupancy at June 30, 2018 of 98.2 percent compared to 98.5 percent at March 31, 2018 and 97.7 percent at June 30, 2017
  - Total in-service occupancy at June 30, 2018 of 97.4 percent compared to 97.0 percent at March 31, 2018 and 96.0 percent at June 30, 2017
  - Total occupancy, including properties under development, of 94.0 percent at June 30, 2018 compared to 94.4 percent at March 31, 2018 and 93.5 percent at June 30, 2017
  - Tenant retention of 74.7 percent
  - Same-property net operating income growth of 3.9 percent and 3.7 percent for the three and six-month periods ended June 30, 2018 compared to the same periods in 2017

- Total leasing activity of 7.8 million square feet for the quarter
  - Overall cash and annualized net effective rent growth on new and renewal leases of 9.2 percent and 22.1 percent, respectively, for the quarter
- Successful execution of capital transactions in the second quarter:
  - Completed $301 million of building dispositions
  - Completed $187 million of building acquisitions
  - Started 13 new industrial development projects with expected costs of $393 million

Real Estate Investment Activity

Mr. Connor further stated, "We started $393 million of developments during the quarter, totaling 5.7 million square feet, which were 53 percent pre-leased. With $616 million of development starts to date and strong prospects for the remainder of the year, we have increased our 2018 guidance for development starts.

We have also continued to be opportunistic in strategic capital recycling. During the quarter we closed on the sale of a 3.8 million square foot portfolio in Columbus, of which 20 percent of the net operating income was generated from a facility leased by the Bon-Ton Stores, which is in the process of liquidating. We recycled a significant amount of these proceeds into a new, 1.1 million square foot, three-building portfolio in Miami, Florida. Given the impending large vacancy in the Columbus portfolio and the superior rent growth prospects in Miami, we are confident that the long term returns of this Miami portfolio will be greater than the Columbus portfolio we sold. These Miami properties are within two miles of some of our existing properties, which should facilitate operational and leasing synergies."

Development

The second quarter included the following development activity:

Wholly Owned Properties

- During the quarter, the company started $370 million of wholly owned development projects totaling 5.4 million square feet, which were 51 percent pre-leased in total. These wholly owned development starts were comprised of two build-to-suit developments in Columbus totaling 2.1 million square feet; a 657,000 square foot speculative development in Southern California; a 244,000 square foot development in Southern California that was fully pre-leased shortly after development commenced; a 71 percent pre-leased, 635,000 square foot development in Dallas; two speculative developments in Atlanta totaling 692,000 square feet; a 183,000 square foot speculative development in Chicago; and three speculative developments in other markets totaling 923,000 square feet.

- Four projects totaling 2.2 million square feet, which were 100 percent leased, were placed in service during the quarter.

Joint Venture Properties

- During the quarter, a 50 percent-owned joint venture started two developments in Indianapolis, totaling 284,000 square feet, which were 81 percent pre-leased.
- A 708,000 square foot industrial project in Indianapolis, which was 100 percent leased, was placed in service during the quarter by a 50 percent-owned joint venture.

Acquisitions

The company acquired three industrial properties in Miami, Florida, totaling 1.1 million square feet, which were 100 percent leased. The properties are located in the northwest corridor of Miami-Dade with immediate access to major transportation arteries.

The company also purchased a 56,000 square foot industrial building in an infill location in Orange County, CA.

Building Dispositions

Building dispositions totaled $301 million in the second quarter and included the following:

Wholly Owned Properties

- Four industrial properties in Columbus, OH totaling 3.8 million square feet
- Two industrial properties in Chicago, IL totaling 375,000 square feet
- One industrial property in Savannah, GA totaling 800,000 square feet

Distributions Declared

The company's board of directors declared a quarterly cash distribution on its common stock of $0.20 per share, or $0.80 per share on an annualized basis. The second quarter dividend will be payable on August 31, 2018 to shareholders of record on August 16, 2018.

Revisions to 2018 Guidance

A reconciliation of the company's guidance for diluted net income per common share to FFO, as defined by NAREIT, and to Core FFO, is included in the financial tables to this release. The company revised its guidance for net income to a range of $0.97 to $1.12 per diluted share from its previous guidance of $0.71 to $1.09 per diluted share. The company revised its guidance for FFO, as defined by NAREIT, to a range of $1.29 to $1.37 per diluted share from its previous guidance of $1.26 to $1.34.

Commenting on the revision to the company's 2018 guidance, Mr. Connor stated, "We are increasing our guidance for Core FFO to a range of $1.29 to $1.35 per diluted share, from

the previous range of $1.26 to $1.32 per diluted share. This increase to guidance is due to overall strong operating results including better than expected progress on the redeployment of proceeds from selling our medical office business into new developments as well as the accelerated pace of leasing of our speculative pipeline."

A summary of all guidance changes are as follows:

- The guidance for Core FFO was increased to a range of $1.29 to $1.35 per diluted share from the previous range of $1.26 to $1.32 per diluted share.
- The guidance for growth in same-property net operating income was narrowed to a range of 3.50 percent to 4.50 percent from the previous range of 3.25 percent to 4.75 percent.
- The estimate for average percent leased within the company's stabilized portfolio was increased to a range of 97.9 percent to 98.7 percent from the previous range of 97.5 percent to 98.5 percent.
- The estimate for average percent leased, for all of the company's in-service properties, was increased to a range of 96.5 percent to 97.3 percent from the previous range of 96.0 percent to 97.0 percent.
- The estimate for building acquisitions was decreased to a range of $100 million to $400 million from the previous range of $100 million to $500 million.
- The estimate for building dispositions was increased to a range of $470 million to $600 million from the previous range of $350 million to $550 million.
- The estimate for development starts was increased to a range of $750 million to $950 million from the previous range of $650 million to $850 million.
- The estimate for earnings from service operations was increased to a range of $2 million to $5 million from the previous range of $1 million to $4 million.

An updated version of the company's 2018 guidance will be available by 6:00 p.m. Eastern Time today through the Investor Relations section of the company's website.

FFO and AFFO Reporting Definitions

FFO: FFO is computed in accordance with standards established by NAREIT. NAREIT defines FFO as net income (loss) excluding gains (losses) on sales of depreciable property, impairment charges related to depreciable real estate assets; plus real estate related depreciation and amortization, and after similar adjustments for unconsolidated joint ventures.

The company believes FFO to be most directly comparable to net income as defined by generally accepted accounting principles ("GAAP"). The company believes that FFO should be examined in conjunction with net income (as defined by GAAP) as presented in the financial statements accompanying this release. FFO does not represent a measure of liquidity, nor is it indicative of funds available for the company's cash needs, including the company's ability to make cash distributions to shareholders.

Core FFO: Core FFO is computed as FFO adjusted for certain items that are generally non-cash in nature and that materially distort the comparative measurement of company performance over time. The adjustments include gains on sale of undeveloped land, impairment charges not related to depreciable real estate assets, tax expenses or benefits related to (i) changes in deferred tax asset valuation allowances, (ii) changes in tax exposure accruals that were established as the result of the adoption of new accounting principles, or (iii) taxable income (loss) related to other items excluded from FFO or Core FFO (collectively referred to as "other income tax items"), gains (losses) on debt transactions, gains (losses) on and related costs of acquisitions, gains on sale of merchant buildings, promote income and severance charges related to major overhead restructuring activities. Although the company's calculation of Core FFO differs from NAREIT's definition of FFO and may not be comparable to that of other REITs and real estate companies, the company believes it provides a meaningful supplemental measure of its operating performance.

AFFO: AFFO is a supplemental performance measure defined by the company as Core FFO (as defined above), less recurring building improvements and total second generation capital expenditures (the leasing of vacant space that had previously been under lease by the company is referred to as second generation lease activity) related to leases commencing during the reporting period and adjusted for certain non-cash items including straight line rental income and expense, non-cash components of interest expense and stock compensation expense, and after similar adjustments for unconsolidated partnerships and joint ventures.

Same-Property Performance

The company includes same-property net operating income growth as a property-level supplemental measure of performance. The company utilizes same-property net operating income growth as a supplemental measure to evaluate property-level performance, and jointly-controlled properties are included at the company's ownership percentage.

A reconciliation of net income from continuing operations to same property net operating income is included in the financial tables to this release. A description of the properties that are excluded from the company's same-property net operating income measure is included on page 17 of its June 30, 2018 supplemental information.

About Duke Realty Corporation

Duke Realty Corporation owns and operates approximately 150 million rentable square feet of industrial assets in 20 major logistics markets. Duke Realty Corporation is publicly traded on the NYSE under the symbol DRE and is listed on the S&P 500 Index. More information about Duke Realty Corporation is available at www.dukerealty.com.

Second Quarter Earnings Call and Supplemental Information

Duke Realty Corporation is hosting a conference call tomorrow, July 26, 2018, at 3:00 p.m. ET to discuss its second quarter operating results. All investors and other interested parties are invited to listen to the call. Access is available through the Investor Relations section of the company's website.

A copy of the company's supplemental information will be available by 6:00 p.m. ET today through the Investor Relations section of the company's website.

Cautionary Notice Regarding Forward-Looking Statements

This news release may contain forward-looking statements within the meaning of the federal securities laws. All statements, other than statements of historical facts, including, among others, statements regarding the company's future financial position or results, future dividends, and future performance, are forward-looking statements. Those statements include statements regarding the intent, belief, or current expectations of the company, members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as "may," "will," "seeks," "anticipates," "believes," "estimates," "expects," "plans," "intends," "should," or similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by such forward-looking statements. Many of these factors are beyond the company's abilities to control or predict. Such factors include, but are not limited to, (i) general adverse economic and local real estate conditions; (ii) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business; (iii) financing risks, such as the inability to obtain equity, debt or other sources of financing or refinancing on favorable terms, if at all; (iv) the company's ability to raise capital by selling its assets; (v) changes in governmental laws and regulations; (vi) the level and volatility of interest rates and foreign currency exchange rates; (vii) valuation of joint venture investments; (viii) valuation of marketable securities and other investments; (ix) valuation of real estate; (x) increases in operating costs; (xi) changes in the dividend policy for the company's common stock; (xii) the reduction in the company's income in the event of multiple lease terminations by tenants; (xiii) impairment charges, (xiv) the effects of geopolitical instability and risks such as terrorist attacks; (xv) the effects of weather and natural disasters such as floods, droughts, wind, tornadoes and hurricanes; and (xvi) the effect of any damage to our reputation resulting from developments relating to any of items (i) – (xv). Additional information concerning factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the company's filings with the Securities and Exchange Commission. The company refers you to the section entitled "Risk Factors" contained in the company's Annual Report on Form 10-K for the year ended December 31, 2017. Copies of each filing may be obtained from the company or the Securities and Exchange Commission.

The risks included here are not exhaustive and undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to the company, its management, or persons acting on their behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and the

company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law.

Contact Information:

Investors:
Ron Hubbard
317.808.6060

Media:
Helen McCarthy
317.708.8010

Duke Realty Corporation and Subsidiaries
Consolidated Statement of Operations
(Unaudited and in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,	
	2018	2017	**2018**	2017
Revenues:				
Rental and related revenue	**$ 192,093**	$ 165,836	**$ 385,549**	$ 337,512
General contractor and service fee revenue	**18,465**	23,576	**59,566**	32,975
	210,558	189,412	**445,115**	370,487
Expenses:				
Rental expenses	**16,769**	14,506	**37,165**	30,743
Real estate taxes	**31,196**	26,902	**62,342**	53,412
General contractor and other services expenses	**15,253**	22,374	**55,662**	29,998
Depreciation and amortization	**75,832**	67,013	**153,361**	129,036
	139,050	130,795	**308,530**	243,189
Other operating activities:				
Equity in earnings of unconsolidated joint ventures	**1,682**	51,933	**9,969**	56,682
Promote income	**—**	20,007	**—**	20,007
Gain on sale of properties	**149,962**	34,341	**194,848**	71,387
Gain on land sales	**357**	1,279	**3,306**	2,784
Other operating expenses	**(1,137)**	(718)	**(1,923)**	(1,457)
Impairment charges	**—**	—	**—**	(859)
General and administrative expenses	**(13,459)**	(11,858)	**(34,482)**	(31,090)
	137,405	94,984	**171,718**	117,454
Operating income	**208,913**	153,601	**308,303**	244,752
Other income (expenses):				
Interest and other income, net	**4,727**	2,260	**9,190**	2,792
Interest expense	**(20,675)**	(21,680)	**(40,675)**	(44,566)
Loss on debt extinguishment	**(151)**	(9,561)	**(151)**	(9,536)
Income from continuing operations, before income taxes	**192,814**	124,620	**276,667**	193,442
Income tax expense	**(63)**	(5,426)	**(10,392)**	(7,557)
Income from continuing operations	**192,751**	119,194	**266,275**	185,885
Discontinued operations:				
Income before gain on sales and income taxes	**31**	11,095	**23**	15,185
Gain on sale of depreciable properties	**2,889**	1,109,091	**3,021**	1,109,091
Income tax expense	**—**	(11,613)	**—**	(11,613)
Income from discontinued operations	**2,920**	1,108,573	**3,044**	1,112,663
Net income	**195,671**	1,227,767	**269,319**	1,298,548
Net income attributable to noncontrolling interests	**(1,826)**	(17,224)	**(2,511)**	(17,805)
Net income attributable to common shareholders	**$ 193,845**	$1,210,543	**$ 266,808**	$1,280,743
Basic net income per common share:				
Continuing operations attributable to common shareholders	**$ 0.53**	$ 0.33	**$ 0.74**	$ 0.52
Discontinued operations attributable to common shareholders	**0.01**	3.07	**0.01**	3.08
Total	**$ 0.54**	$ 3.40	**$ 0.75**	$ 3.60
Diluted net income per common share:				
Continuing operations attributable to common shareholders	**$ 0.53**	$ 0.33	**$ 0.73**	$ 0.51
Discontinued operations attributable to common shareholders	**0.01**	3.05	**0.01**	3.06
Total	**$ 0.54**	$ 3.38	**$ 0.74**	$ 3.57

Duke Realty Corporation and Subsidiaries
Consolidated Balance Sheets
(Unaudited and in thousands)

	June 30, 2018	December 31, 2017
ASSETS		
Real estate investments:		
Real estate assets	$ 6,785,491	$ 6,593,567
Construction in progress	496,496	401,407
Investments in and advances to unconsolidated joint ventures	108,768	126,487
Undeveloped land	226,931	226,987
	7,617,686	7,348,448
Accumulated depreciation	(1,251,610)	(1,193,905)
Net real estate investments	6,366,076	6,154,543
Real estate investments and other assets held-for-sale	—	17,550
Cash and cash equivalents	86,339	67,562
Accounts receivable, net	19,728	19,427
Straight-line rent receivable, net	96,749	93,005
Receivables on construction contracts, including retentions	13,442	13,480
Deferred leasing and other costs, net	313,061	292,682
Restricted cash held in escrow for like-kind exchange	146,110	116,405
Notes receivable from property sales	276,766	426,657
Other escrow deposits and other assets	184,547	186,885
	$ 7,502,818	$ 7,388,196
LIABILITIES AND EQUITY		
Indebtedness:		
Secured debt, net of deferred financing costs	$ 305,923	$ 311,349
Unsecured debt, net of deferred financing costs	2,111,506	2,111,542
	2,417,429	2,422,891
Liabilities related to real estate investments held-for-sale	—	1,163
Construction payables and amounts due subcontractors, including retentions	93,515	54,545
Accrued real estate taxes	75,768	67,374
Accrued interest	17,774	17,911
Other liabilities	147,800	210,825
Tenant security deposits and prepaid rents	41,562	39,109
Total liabilities	2,793,848	2,813,818
Shareholders' equity:		
Common shares	3,572	3,564
Additional paid-in capital	5,209,605	5,205,316
Distributions in excess of net income	(552,685)	(676,036)
Total shareholders' equity	4,660,492	4,532,844
Noncontrolling interests	48,478	41,534
Total equity	4,708,970	4,574,378
	$ 7,502,818	$ 7,388,196

Duke Realty Corporation and Subsidiaries
Summary of EPS, FFO and AFFO
Three Months Ended June 30,

(Unaudited and in thousands, except per share amounts)

	2018			2017		
	Amount	Wtd. Avg. Shares	Per Share	Amount	Wtd. Avg. Shares	Per Share
Net income attributable to common shareholders	$ 193,845			$ 1,210,543		
Less dividends on participating securities	(418)			(540)		
Net income per common share-basic	193,427	357,054	$ 0.54	1,210,003	355,647	$ 3.40
Add back:						
Noncontrolling interest in earnings of unitholders	1,824	3,393		11,240	3,305	
Other potentially dilutive securities	418	2,294		540	3,029	
Net income attributable to common shareholders-diluted	$ 195,669	362,741	$ 0.54	$ 1,221,783	361,981	$ 3.38
Reconciliation to FFO						
Net income attributable to common shareholders	$ 193,845	357,054		$ 1,210,543	355,647	
Adjustments:						
Depreciation and amortization	75,832			73,328		
Company share of joint venture depreciation, amortization and other	2,119			2,602		
Gains on depreciable property sales - discontinued operations	(2,889)			(1,103,077)		
Gains on depreciable property sales - continuing operations	(149,962)			(34,341)		
Income tax expense triggered by depreciable property sales	63			19,658		
Gains on depreciable property sales - unconsolidated joint ventures	38			(48,933)		
Noncontrolling interest share of adjustments	(704)			10,046		
NAREIT FFO attributable to common shareholders - basic	118,342	357,054	$ 0.33	129,826	355,647	$ 0.37
Noncontrolling interest in income of unitholders	1,824	3,393		11,240	3,305	
Noncontrolling interest share of adjustments	704			(10,046)		
Other potentially dilutive securities		2,294			3,029	
NAREIT FFO attributable to common shareholders - diluted	$ 120,870	362,741	$ 0.33	$ 131,020	361,981	$ 0.36
Gains on land sales	(357)			(1,279)		
Loss on debt extinguishment	151			9,561		
Gain on non-depreciable property sale - unconsolidated joint ventures	—			(119)		
Promote income	—			(20,007)		
Other income tax items	—			(2,619)		
Core FFO attributable to common shareholders - diluted	$ 120,664	362,741	$ 0.33	$ 116,557	361,981	$ 0.32
AFFO						
Core FFO - diluted	$ 120,664	362,741	$ 0.33	$ 116,557	361,981	$ 0.32
Adjustments:						
Straight-line rental income and expense	(4,780)			(4,725)		
Amortization of above/below market rents and concessions	(460)			121		
Stock based compensation expense	3,568			3,600		
Noncash interest expense	1,402			1,649		
Second generation concessions	(135)			(75)		
Second generation tenant improvements	(5,692)			(4,685)		
Second generation leasing costs	(6,376)			(7,868)		
Building improvements	(1,165)			(1,687)		
AFFO - diluted	$ 107,026	362,741		$ 102,887	361,981	

Duke Realty Corporation and Subsidiaries
Summary of EPS, FFO and AFFO
Six Months Ended June 30,
(Unaudited and in thousands, except per share amounts)

	2018			2017		
	Amount	Wtd. Avg. Shares	Per Share	Amount	Wtd. Avg. Shares	Per Share
Net income attributable to common shareholders	$ 266,808			$ 1,280,743		
Less dividends on participating securities	(855)			(1,083)		
Net income per common share-basic	265,953	356,898	$ 0.75	1,279,660	355,466	$ 3.60
Add back:						
Noncontrolling interest in earnings of unitholders	2,507	3,374		11,892	3,310	
Other potentially dilutive securities	855	2,279		1,083	3,013	
Net income attributable to common shareholders-diluted	$ 269,315	362,551	$ 0.74	1,292,635	361,789	$ 3.57
Reconciliation to FFO						
Net income attributable to common shareholders	$ 266,808	356,898		$ 1,280,743	355,466	
Adjustments:						
Depreciation and amortization	153,361			154,885		
Company share of joint venture depreciation, amortization and other	4,280			5,096		
Impairment charges - depreciable property	—			859		
Gains on depreciable property sales - discontinued operations	(3,021)			(1,103,077)		
Gains on depreciable property sales - continuing operations	(194,848)			(71,387)		
Income tax expense triggered by depreciable property sales	10,392			19,658		
Gains on depreciable property sales - unconsolidated joint ventures	(6,179)			(50,731)		
Noncontrolling interest share of adjustments	(338)			9,640		
NAREIT FFO attributable to common shareholders - basic	230,455	356,898	$ 0.65	245,686	355,466	$ 0.69
Noncontrolling interest in income of unitholders	2,507	3,374		11,892	3,310	
Noncontrolling interest share of adjustments	338			(9,640)		
Other potentially dilutive securities		2,279			3,013	
NAREIT FFO attributable to common shareholders - diluted	$ 233,300	362,551	$ 0.64	$ 247,938	361,789	$ 0.69
Gains on land sales	(3,306)			(2,784)		
Loss on debt extinguishment	151			9,536		
Gain on non-depreciable property sale - unconsolidated joint ventures	—			(119)		
Promote income	—			(20,007)		
Other income tax items	—			(2,619)		
Core FFO attributable to common shareholders - diluted	$ 230,145	362,551	$ 0.63	$ 231,945	361,789	$ 0.64
AFFO						
Core FFO - diluted	$ 230,145	362,551	$ 0.63	$ 231,945	361,789	$ 0.64
Adjustments:						
Straight-line rental income and expense	(11,314)			(8,044)		
Amortization of above/below market rents and concessions	(1,005)			663		
Stock based compensation expense	16,030			14,080		
Noncash interest expense	2,801			3,204		
Second generation concessions	(135)			(75)		
Second generation tenant improvements	(8,151)			(7,497)		
Second generation leasing commissions	(11,792)			(10,277)		
Building improvements	(1,748)			(2,931)		
AFFO - diluted	$ 214,831	362,551		$ 221,068	361,789	

Duke Realty Corporation and Subsidiaries
Reconciliation of Same Property Net Operating Income Growth
(Unaudited and in thousands)

	Three Months Ended			
	June 30, 2018		June 30, 2017	
Income from continuing operations before income taxes	$	192,814	$	124,620
Share of same property NOI from unconsolidated joint ventures		3,904		3,934
Income and expense items not allocated to segments		(44,117)		1,996
Earnings from service operations		(3,212)		(1,202)
Properties not included and other adjustments		(33,085)		(17,453)
Same property NOI	$	116,304	$	111,895
Percent Change		3.9%		

	Six Months Ended			
	June 30, 2018		June 30, 2017	
Income from continuing operations before income taxes	$	276,667	$	193,442
Share of same property NOI from unconsolidated joint ventures		7,909		7,894
Income and expense items not allocated to segments		15,508		64,461
Earnings from service operations		(3,904)		(2,977)
Properties not included and other adjustments		(65,282)		(40,135)
Same property NOI	$	230,898	$	222,685
Percent Change		3.7%		

Duke Realty Corporation and Subsidiaries
Reconciliation of 2018 FFO Guidance
(Unaudited)

		Pessimistic		Optimistic
Net income attributable to common shareholders - diluted	**$**	**0.97**	**$**	**1.12**
Depreciation and gains on sales of depreciated property (including share of joint venture)		0.32		0.25
NAREIT FFO attributable to common shareholders - diluted	**$**	**1.29**	**$**	**1.37**
Gains on land sales		—		(0.02)
Core FFO attributable to common shareholders - diluted	**$**	**1.29**	**$**	**1.35**